UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2018

GOLD TORRENT (CANADA) INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada

(State or other jurisdiction of incorporation or organization)

333-221123	82-458-0220
(Commission File Number)	(I.R.S. Employer Identification No.)

960 Broadway Avenue, Suite 530, Boise, Idaho 83706

(Address of Office)

(208) 343-1413

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On April 21, 2018, Gold Torrent (Canada) Inc. (the “Company”) along with its subsidiary Alaska Gold Torrent, LLC entered into a binding letter agreement (the “Letter Agreement”) with CRH Funding II Pte. Ltd. (“CRH Funding”) and CRH Mezzanine Pte. Ltd (“CRH Mezzanine” and collectively with CRH Funding, “CRH”) that amended certain terms and obligations of the parties in the following agreements and instruments: (i) the Gold and Silver Prepayment Agreement dated February 13, 2017 with CRH Funding, as amended by a letter agreement dated February 1, 2018 (the “Prepayment Agreement”), and (ii) the Secured Convertible Preferred Note dated February 13, 2017, from Gold Torrent, Inc. to CRH Mezzanine, as assumed by the Company under the Allonge dated March 22, 2018 (the “Note”).

The Letter Agreement amended the Prepayment Agreement by extending the deadline for the second tranche of financing from March 31, 2018 to September 30, 2018, while amending the definition of “Required Capital”. The Company is now required to raise $4.5 million of the Required Capital by May 15, 2018 (the “Initial Required Capital”) and the remaining $6.5 million of Required Capital by September 30, 2018. Failure to raise the Initial Required Capital was also added as an event of default to the Prepayment Agreement.

The Letter Agreement amended the Note by decreasing the conversion price.

Under the terms of the Letter Agreement, CRH agreed to engage Resource Mining Technologies to complete a metallurgical and recovery study of the Lucky Shot Project and the Company agreed to convert all debt and accrued payables owed to the Company’s Chief Executive Officer into 881,404 shares of the Company’s common stock. The Letter Agreement also established Ryan Hart’s total monthly compensation as President of the Company at 23,860 shares of the Company’s common stock and $7,083 in cash per month.

The forgoing summary of the Letter Agreement set forth above in this Item 1.01 is qualified in its entirety by a copy of the Letter Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.

The information included under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Letter Agreement dated April 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD TORRENT (CANADA) INC.

/s/ Ryan Hart
Ryan Hart
President

Date: April 26, 2018

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated April 21, 2018.